Exhibit 99.1

Fitbit Reports Third Quarter 2018 Results

•	Revenue of $394 million, GAAP Net Loss Per Share of ($0.01), Non-GAAP Net Income Per Share of $0.04.

•	Re-affirms full year 2018 revenue guidance of $1.5 billion.

•	Fitbit grows both tracker and smartwatch devices sequentially. #2 player in the U.S. smartwatch category.

SAN FRANCISCO - October 31, 2018 - Fitbit, Inc. (NYSE:FIT), the leading global wearables brand, today reported revenue of $394 million, GAAP net loss per share of ($0.01), non-GAAP net income per share of $0.04, GAAP net loss of $2 million, non-GAAP net income of $10 million, cash flow from operations of $59 million and free cash flow of $47 million for its third quarter of 2018.

“We have been incredibly focused on executing our transition plan and as a result, saw a return to profitability this quarter, and are re-affirming our full year revenue guidance of $1.5 billion. We succeeded in growing our healthcare business by 26% and diversifying our revenue to compete in the changing wearables category and saw sequential growth in both tracker and smartwatch devices,” said James Park, co-founder and CEO. “We are now the number two player in the smartwatch space in the U.S. - a category we just entered with zero share only fourteen months ago. We also launched our most advanced tracker yet, Fitbit Charge 3, which is blurring the lines between trackers and smartwatches and is already one of the top selling devices in the U.S. All this shows the power of the Fitbit brand and our ability to continue to deliver a wearable platform consumers love and that drives positive health outcomes.”

Third Quarter 2018

	For the Three Months Ended		For the Nine Months Ended
In millions, except percentages and per share amounts	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
GAAP Results
Revenue	$393.6	$392.5	$940.8	$1,044.8
Gross Margin	39.0%	44.5%	41.1%	42.3%
Net Loss	$(2.1)	$(113.4)	$(201.2)	$(231.7)
Net Loss Per Share	$(0.01)	$(0.48)	$(0.83)	$(1.00)
Non-GAAP Results
Gross Margin	40.1%	45.2%	42.2%	43.0%
Net Income (Loss)	$10.0	$(2.8)	$(85.1)	$(56.5)
Net Income (Loss) Per Share	$0.04	$(0.01)	$(0.35)	$(0.24)
Adjusted EBITDA	$21.0	$5.9	$(81.0)	$(74.6)
Devices Sold	3.5	3.6	8.4	10.0

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Third Quarter 2018 Financial Highlights

•	Sold 3.5 million wearable devices. Average selling price increased 3% year-over-year to $108 per device driven by the growing mix of smartwatches.

•	U.S. revenue represented 58% of revenue or $230 million, down 6% year-over-year.

•
International revenue represented 42% of revenue and increased 10% year-over-year to $163 million: EMEA revenue increased 17% to $104 million; Americas excluding U.S. revenue declined 2% to $25 million; and APAC revenue was relatively flat at $34 million, all year-over-year, respectively.

•	New devices introduced in the past year, Fitbit VersaTM, Fitbit Charge 3TM, Fitbit AceTM and Fitbit Aria 2TM, represented 62% of revenue.

•
GAAP gross margin was 39.0% and non-GAAP gross margin was 40.1%. Both GAAP and non-GAAP gross margins were negatively impacted by the change in mix towards smartwatches, partially offset by improved warranty costs.

•	GAAP operating expenses represented 44% of revenue, and non-GAAP operating expenses represented 38% of revenue.

•	GAAP impairment charge of $6 million to reflect the write-down of a minority equity investment.

Third Quarter 2018 Operational Highlights

•	Diversified wearable device revenue from predominately trackers to smartwatches and trackers. Smartwatch revenue grew to 49% of revenue from less than 10% a year ago.

•	Refreshed product line up. Versa outsold competitive offerings from each of Garmin, Samsung, Fossil in the U.S. Launched Charge 3 tracker device, our most advanced health & fitness tracker.

•	Active community of users: 55% of our active users viewed Fitbit Feed in the quarter.

•	58% of activations came from new users, while 42% came from repeat buyers. Of the repeat buyers, 49% were previously inactive for 90 days or greater.

Fourth Quarter 2018 Guidance

•	We expect revenue to be greater than $560 million, with device sales down and a higher average selling price.

•	Non-GAAP net income per share of greater than $0.07.

•	We expect gross margins to trend slightly higher from the third quarter.

•	Capital expenditures as a percentage of revenue of approximately 5%.

•	We anticipate free cash flow to be approximately $90 million.

•	Non-GAAP effective tax rate of approximately 25%, but can vary significantly depending on profitability.

•	Stock-based compensation expense of approximately $24 million and fully diluted share count of approximately 260 million.

Full Year 2018 Guidance

•	We reiterate our full-year 2018 revenue guidance of approximately $1.5 billion.

•	We expect the average selling price of our devices to rise, offset by a decline in device sales. We expect tracker device sales to decline and smartwatch device sales to increase.

•	We are on-track to deliver or come in under our full year operating expense target of $740 million.

•	Capital expenditures as a percentage of revenue of approximately 4%.

•
Excluding the impact of the tax refund payment, we reiterate our free cash flow guidance of approximately ($20) million for 2018. Including the refund payment, free cash flow will be approximately $52 million.

•	We expect non-GAAP effective tax rate to be approximately 25%, but may vary depending on geographic mix of revenue, tax credits, and shift to profitability.

•	Stock-based compensation expense of approximately $98 million and basic/diluted share count of approximately 248/260 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 394-8218 or (646) 828-8193, access code 2357386. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the fourth quarter 2018 and full year 2018; the rate of decline in tracker sales and the stabilization of the tracker market; expected device mix; consumer receptivity to Fitbit Charge 3; the features offered by our Fitbit Labs Sleep Score beta; future clinical validation and regulatory approval of our software; future opportunities in health coaching and wellness solutions; and trends in device sales, revenue, average selling price, operating expenses, capital expenditures, free cash flow, gross margins, non-GAAP basic net (loss) income per share, stock-based compensation expense, non-GAAP effective tax rate and basic/diluted share count. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; retail and customer acceptance of existing and new products; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; our ability to detect, prevent or fix quality issues in our products or services; uncertain ability to retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality products; seasonality; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; the impact of changes in tax law; the impact of tariffs; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2017, and our most recently filed Quarterly Report on Form 10-Q. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Disclosure of Material Information

Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) before income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, non-GAAP free cash flow, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, impairment of equity investment, interest income, net, and the related income tax effects of the aforementioned exclusions, that may be recurring and will be reflected in our financial results for the foreseeable future. Our adjustments to our non-GAAP financial measures previously included the exclusion of litigation expense related to matters with Aliphcom, Inc. d/b/a Jawbone. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, the Company conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	A non-recurring impairment charge of $6 million to reflect the write-down of a minority equity investment.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net income (loss).

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leading global wearables brand, Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 3™, Fitbit Alta HR™, Fitbit Alta®, Fitbit Ace™, Fitbit Flex 2®, and Fitbit Zip® activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ smartwatches, Fitbit Flyer™ wireless headphones and Fitbit Aria 2™Wi-Fi Smart Scale.

Fitbit products are carried in over 39,000 retail stores and in 86 countries around the globe. Powered by one of the world’s largest social fitness networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and the Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

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Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Revenue	$393,575	$392,522	$940,784	$1,044,763
Cost of revenue	240,061	217,762	554,132	602,459
Gross profit	153,514	174,760	386,652	442,304
Operating expenses:
Research and development	79,840	84,170	256,223	252,471
Sales and marketing	66,676	77,536	239,573	269,442
General and administrative	24,812	40,690	91,111	102,815
Total operating expenses	171,328	202,396	586,907	624,728
Operating loss	(17,814)	(27,636)	(200,255)	(182,424)
Interest income, net	2,072	1,162	5,599	2,451
Other income (expense), net	(5,141)	(702)	(2,366)	134
Loss before income taxes	(20,883)	(27,176)	(197,022)	(179,839)
Income tax expense (benefit)	(18,827)	86,227	4,179	51,883
Net loss	$(2,056)	$(113,403)	$(201,201)	$(231,722)
Net loss per share:
Basic	$(0.01)	$(0.48)	$(0.83)	$(1.00)
Diluted	$(0.01)	$(0.48)	$(0.83)	$(1.00)
Shares used to compute net loss per share:
Basic	245,838	234,242	242,746	230,918
Diluted	245,838	234,242	242,746	230,918

FITBIT, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 29, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$402,237	$341,966
Marketable securities	221,083	337,334
Accounts receivable, net	325,964	406,019
Inventories	195,112	123,895
Income tax receivable	8,962	77,882
Prepaid expenses and other current assets	45,541	97,269
Total current assets	1,198,899	1,384,365
Property and equipment, net	106,520	104,908
Goodwill	61,058	51,036
Intangible assets, net	25,680	22,356
Deferred tax assets	3,920	3,990
Other assets	10,003	15,420
Total assets	$1,406,080	$1,582,075
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$232,991	$212,731
Accrued liabilities	386,384	452,137
Deferred revenue	27,350	35,504
Income taxes payable	6,580	928
Total current liabilities	653,305	701,300
Long-term deferred revenue	5,458	6,928
Other liabilities	52,596	49,884
Total liabilities	711,359	758,112

Stockholders’ equity:
Class A and Class B common stock	25	24
Additional paid-in capital	1,025,803	956,060
Accumulated other comprehensive income (loss)	3,333	(9)
Accumulated deficit	(334,440)	(132,112)
Total stockholders’ equity	694,721	823,963
Total liabilities and stockholders’ equity	$1,406,080	$1,582,075

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Cash Flows from Operating Activities
Net loss	$(2,056)	$(113,403)	$(201,201)	$(231,722)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	41	7,622	37	7,805
Provision for inventory obsolescence	1,005	4,986	9,019	13,395
Depreciation	11,816	9,139	35,388	28,338
Write-off of property and equipment	28	—	7,513	5,250
Amortization of intangible assets	2,061	1,381	5,866	4,134
Stock-based compensation	24,115	22,797	73,613	67,256
Deferred income taxes	(391)	116,678	(1,690)	132,815
Impairment of equity investment	6,000	—	6,000	—
Other	(278)	56	(693)	1,301
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(83,968)	(52,266)	80,227	208,899
Inventories	(55,847)	(2,038)	(80,064)	79,448
Prepaid expenses and other assets	85,732	(75,180)	123,356	(125,504)
Accounts payable	80,541	94,799	16,357	(122,160)
Accrued liabilities and other liabilities	6,116	(4,406)	(68,208)	(48,869)
Deferred revenue	(26)	(4,369)	(9,649)	(9,846)
Income taxes payable	(16,148)	(306)	5,653	(1,822)
Net cash provided by operating activities	58,741	5,490	1,524	8,718
Cash Flows from Investing Activities
Purchase of property and equipment	(11,650)	(18,382)	(40,174)	(58,199)
Purchases of marketable securities	(60,174)	(176,862)	(284,986)	(494,540)
Sales of marketable securities	19,250	6,000	93,020	19,806
Maturities of marketable securities	72,748	149,432	309,323	500,576
Acquisition, net of cash acquired	—	(556)	(13,646)	(556)
Net cash provided by (used in) investing activities	20,174	(40,368)	63,537	(32,913)
Cash Flows from Financing Activities
Repayment of debt	—	—	(747)	—
Proceeds from issuance of common stock	903	2,486	11,641	13,893
Taxes paid related to net share settlement of restricted stock units	(5,697)	(5,570)	(15,684)	(10,804)
Net cash (used in) provided by financing activities	(4,794)	(3,084)	(4,790)	3,089
Net increase (decrease) in cash and cash equivalents	74,121	(37,962)	60,271	(21,106)
Effect of exchange rate on cash and cash equivalents	—	(63)	—	467
Cash and cash equivalents at beginning of period	328,116	318,706	341,966	301,320
Cash and cash equivalents at end of period	$402,237	$280,681	$402,237	$280,681

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Non-GAAP gross profit:
GAAP gross profit	$153,514	$174,760	$386,652	$442,304
Stock-based compensation expense	1,999	1,379	5,129	2,889
Impact of restructuring	—	—	—	37
Intangible assets amortization	2,304	1,319	5,336	3,957
Non-GAAP gross profit	$157,817	$177,458	$397,117	$449,187

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	39.0%	44.5%	41.1%	42.3%
Stock-based compensation expense	0.5	0.4	0.5	0.3
Impact of restructuring	—	—	—	—
Intangible assets amortization	0.6	0.3	0.6	0.4
Non-GAAP gross margin	40.1%	45.2%	42.2%	43.0%

Non-GAAP research and development:
GAAP research and development	$79,840	$84,170	$256,223	$252,471
Stock-based compensation expense	(14,097)	(12,947)	(43,858)	(39,939)
Impact of restructuring	—	—	—	(2,744)
Non-GAAP research and development	$65,743	$71,223	$212,365	$209,788

Non-GAAP sales and marketing:
GAAP sales and marketing	$66,676	$77,536	$239,573	$269,442
Stock-based compensation expense	(3,638)	(3,679)	(10,996)	(10,914)
Impact of restructuring	—	—	—	(2,000)
Intangible assets amortization	315	—	(316)	—
Non-GAAP sales and marketing	$63,353	$73,857	$228,261	$256,528

Non-GAAP general and administrative:
GAAP general and administrative	$24,812	$40,690	$91,111	$102,815
Stock-based compensation expense	(4,381)	(4,792)	(13,630)	(12,786)
Litigation expense	—	(874)	(765)	(2,293)
Impact of restructuring	—	—	—	(1,594)
Intangible assets amortization	(71)	(62)	(214)	(177)
Non-GAAP general and administrative	$20,360	$34,962	$76,502	$85,965

Non-GAAP operating expenses:
GAAP operating expenses	$171,328	$202,396	$586,907	$624,728
Stock-based compensation expense	(22,116)	(21,418)	(68,484)	(63,639)
Litigation expense	—	(874)	(765)	(2,293)
Impact of restructuring	—	—	—	(6,338)
Intangible assets amortization	244	(62)	(530)	(177)
Non-GAAP operating expenses	$149,456	$180,042	$517,128	$552,281

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Non-GAAP operating income (loss) and income (loss) before income taxes:
GAAP operating loss	$(17,814)	$(27,636)	$(200,255)	$(182,424)
Stock-based compensation expense	24,115	22,797	73,613	66,528
Litigation expense	—	874	765	2,293
Impact of restructuring	—	—	—	6,375
Intangible assets amortization	2,060	1,381	5,866	4,134
Non-GAAP operating income (loss)	8,361	(2,584)	(120,011)	(103,094)
Interest income, net	2,072	1,162	5,599	2,451
Other income (expense), net	(5,141)	(702)	(2,366)	134
Non-GAAP operating income (loss) before income taxes	$5,292	$(2,124)	$(116,778)	$(100,509)

Non-GAAP net income (loss) and net income (loss) per share:
Net loss	$(2,056)	$(113,403)	$(201,201)	$(231,722)
Stock-based compensation expense	24,115	22,797	73,613	66,528
Litigation expense	—	874	765	2,293
Impact of restructuring	—	—	—	6,375
Impairment of equity investment	6,000	—	6,000	—
Intangible assets amortization	2,060	1,381	5,866	4,134
Income tax effect of non-GAAP adjustments	(20,077)	85,574	29,810	95,909
Non-GAAP net income (loss)	$10,042	$(2,777)	$(85,147)	$(56,483)

GAAP diluted shares	245,838	234,242	242,746	230,918
Other dilutive equity awards	14,509	—	—	—
Non-GAAP diluted shares	260,347	234,242	242,746	230,918
Non-GAAP diluted net income (loss) per share	$0.04	$(0.01)	$(0.35)	$(0.24)

Non-GAAP free cash flow:
Net cash provided by operating activities	$58,741	$5,490	$1,524	$8,718
Purchases of property and equipment	(11,650)	(18,382)	(40,174)	(58,199)
Non-GAAP free cash flow	$47,091	$(12,892)	$(38,650)	$(49,481)
Net cash provided by (used in) investing activities	$20,174	$(40,368)	$63,537	$(32,913)
Net cash provided by (used in) financing activities	$(4,794)	$(3,084)	$(4,790)	$3,089

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Adjusted EBITDA:
Net loss	$(2,056)	$(113,403)	$(201,201)	$(231,722)
Stock-based compensation expense*	24,115	22,797	73,613	66,528
Litigation expense	—	874	765	2,293
Impact of restructuring	—	—	—	6,375
Impairment of equity investment	6,000	—	6,000	—
Depreciation and intangible assets amortization	13,877	10,520	41,254	32,472
Interest income, net	(2,072)	(1,162)	(5,599)	(2,451)
Income tax expense (benefit)	(18,827)	86,227	4,179	51,883
Adjusted EBITDA	$21,037	$5,853	$(80,989)	$(74,622)

Stock-based compensation expense:
Cost of revenue	$1,999	$1,379	$5,129	$2,889
Research and development	14,097	12,947	43,858	40,281
Sales and marketing	3,638	3,679	10,996	11,300
General and administrative	4,381	4,792	13,630	12,786
Total stock-based compensation expense*	$24,115	$22,797	$73,613	$67,256
* A portion of stock-based compensation expense for the nine months ended September 30, 2017 was allocated to and included in "Impact of restructuring," thus explaining the difference between the total by function presented in this table compared to the amounts presented in the above tables.

FITBIT, INC.
Revenue by Geographic Region
(In thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
United States	$230,171	$244,204	$552,118	$613,825
Americas, excluding United States	24,799	25,276	56,737	69,656
Europe, Middle East, and Africa	104,186	88,672	234,693	285,045
APAC	34,419	34,370	97,236	76,237
Total	$393,575	$392,522	$940,784	$1,044,763